EXHIBIT 99.1

Crinetics Pharmaceuticals Reports Third Quarter 2024 Financial Results

and Provides Business Update

Submission of New Drug Application for Paltusotine for the Treatment of Acromegaly

Completed Upsized Public Offering of $575M of Common Stock

Debut of First Drug Candidate from a Novel Nonpeptide Drug Conjugate Platform at North American Neuroendocrine Tumor Society (NANETS)

Total of Four New Drug Candidates in IND Enabling Preclinical Studies

Management Hosting Conference Call at 4:30 p.m. ET Today

SAN DIEGO – November 12, 2024 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors, today reported financial results for the third quarter ended September 30, 2024.

“As we approach the end of 2024, it has been yet another remarkable year for Crinetics as we continued to consistently achieve key milestones to advance and expand our pipeline and strengthen the company’s position,” said Scott Struthers, Ph.D., Founder and Chief Executive Officer of Crinetics. “The submission of our first NDA was a significant milestone in the company’s history, and we remain on track for the expected launch of our investigational drug paltusotine for acromegaly in 2025, which will be a pivotal event for the company. The company’s core commitment to internal innovation continues to bear fruit with four new internally discovered drug candidates now in IND enabling activities including the first candidate from our novel nonpeptide drug conjugate (NDC) targeted therapeutics platform emerging from our laboratories. We are excited to share preclinical data for this candidate intended for the treatment of SST2 expressing tumors at the North American Neuroendocrine Tumor Society (NANETS) in Chicago on November 21-23. Further, subsequent to quarter end, we strengthened our already robust balance sheet by issuing additional equity, allowing us to invest in these promising early-stage programs, while continuing to fully support the anticipated launch of paltusotine and later-stage clinical development efforts.”

Third Quarter 2024 and Recent Highlights:

•
Submitted New Drug Application (NDA) for paltusotine for the treatment of acromegaly. In September, Crinetics submitted an NDA to the U.S. Food and Drug Administration (FDA) for its investigational drug, paltusotine, the first once-daily, oral, selective somatostatin receptor type 2 nonpeptide agonist, for the proposed treatment of and long-term maintenance therapy for acromegaly. Crinetics anticipates receiving notification from the FDA on the status of the NDA submission in December 2024.
•
Strengthened balance sheet with $575 million public offering. In October, Crinetics completed an upsized public offering of common stock for gross proceeds of $575 million.
•
Selected development candidate in TSH antagonist program. Crinetics has identified an oral thyroid stimulating hormone (TSH) receptor antagonist for the potential treatment of Graves’ disease and thyroid eye disease. First-in-human-enabling studies have commenced and an Investigational New Drug (IND) filing is expected in 2025.
•
Data from CRN09682, the first drug candidate from novel Nonpeptide Drug Conjugate (NDC) platform to be presented at the North American Neuroendocrine Tumor Society (NANETS)

Annual Meeting in November 2024. First-in-human-enabling activities are nearing completion and IND filing is expected in early 2025.
•
Total of four development candidates currently in IND-enabling studies to support transition to clinical development in 2025.

Key Upcoming Milestones:

•
Additional data from the Phase 2 study of its investigational drug atumelnant* in CAH is anticipated by early 2025.
•
Crinetics expects to finalize a Phase 3 protocol and initiate site startup activities for its investigational drug paltusotine in carcinoid syndrome by the end of 2024.

Third Quarter 2024 Financial Results:

•
Research and development expenses were $61.9 million for the three months ended September 30, 2024, compared to $43.8 million for the same period in 2023. The increase was primarily attributable to higher personnel costs, outside services costs, and manufacturing activities costs, all of which were driven by the advancement of our clinical programs and the expansion of our preclinical portfolio.
•
General and administrative expenses were $25.9 million for the three months September 30, 2024, compared to $15.5 million for the same period in 2023. The increase was primarily driven by higher personnel costs and outside services costs.
•
Net loss for the three months ended September 30, 2024, was $76.8 million, compared to a net loss of $57.5 million for the same period in 2023.
•
There were no revenues during the three months ended September 30, 2024, compared to revenues of $0.3 million for the same period in 2023. Third quarter 2023 revenues were derived from the paltusotine licensing arrangement with our Japanese partner, Sanwa Kagaku Kenkyusho (SKK).
•
Cash, cash equivalents, and investment securities totaled $862.7 million as of September 30, 2024, compared to $558.6 million as of December 31, 2023. On October 10, 2024, the Company completed an upsized underwritten public offering of common stock for gross proceeds of $575 million, strengthening its financial position with approximately $1.4 billion in cash, cash equivalents and investment securities. Based on current projections, Crinetics expects that its cash, cash equivalents and investment securities will be sufficient to fund its current operating plan into 2029.

Conference Call and Webcast Details

Management will hold a live conference call and webcast today, Tuesday, November 12 at 4:30 p.m. ET. To participate, please dial 1-800-579-2543 (domestic) or 1-785-424-1789 (international) and refer to Conference ID CRNXQ3. To access the webcast, click here. Following the live event, a replay of the call will be available on the Investors section of the company’s website.

*Proposed international nonproprietary name under review.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors. Crinetics’ lead development candidate, paltusotine, is the first investigational once-daily, oral, selectively-targeted somatostatin receptor type 2 (SST2) nonpeptide agonist that has completed Phase 3 clinical development for acromegaly and is in Phase 2 clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics is also developing atumelnant (CRN04894), an investigational, first-in-class, oral ACTH antagonist, that is currently completing Phase 2 clinical studies for the treatment of congenital adrenal hyperplasia and Cushing’s disease. All of the company’s drug candidates are orally delivered, small molecule new chemical entities resulting from in-house drug discovery efforts, including additional discovery programs addressing a variety of endocrine conditions such as hyperparathyroidism, polycystic kidney disease, Graves’ disease (including thyroid eye disease), diabetes, obesity and GPCR-targeted oncology indications.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the plans and timelines for the clinical development of atumelnant and paltusotine, including the therapeutic potential and clinical benefits or safety profile thereof; the plans and timelines for FDA response and the commercial launch of paltusotine if the NDA submission is approved; the expected timing of initiation of a Phase 3 program of paltusotine for carcinoid syndrome and FDA consultation; the expected timing of additional data and topline results from studies of atumelnant in CAH and Cushing’s syndrome; the expected timing of announcing preclinical data for a candidate on the NDC platform; the potential and expected timing for IND-enabling studies in four different development candidates to transition to clinical development; the expected timing of additional research pipeline updates; and the expected timing through which our cash, cash equivalents, and investment securities will fund our operating plans. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “upcoming” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, without limitation, initial or topline data that we report may change following completion or a more comprehensive review of the data related to the clinical studies and such data may not accurately reflect the complete results of a clinical study, and the FDA and other regulatory authorities may not agree with our interpretation of such results; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; geopolitical events may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical studies and preclinical studies, manufacturing and supply chain, or impairing employee productivity; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical studies and nonclinical studies; regulatory developments in the United States and foreign countries; clinical studies and preclinical studies may not proceed at the time or in the manner expected, or at all; the timing and outcome of research, development and regulatory review is uncertain, and Crinetics’ drug candidates may not advance in development or be approved for marketing; Crinetics may use its capital resources sooner than expected; any future impacts to our business resulting from geopolitical developments outside our control; and the other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2023 and its Quarterly reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

CRINETICS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENT DATA

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
STATEMENTS OF OPERATIONS DATA:	2024	2023	2024	2023

Revenues	$—	$346	$1,039	$4,013
Operating expenses:
Research and development	61,905	43,839	173,590	122,947
General and administrative	25,892	15,484	71,558	41,016
Total operating expenses	87,797	59,323	245,148	163,963
Loss from operations	(87,797)	(58,977)	(244,109)	(159,950)
Total other income, net	10,969	2,516	26,766	6,515
Loss before equity method investment	(76,828)	(56,461)	(217,343)	(153,435)
Loss on equity method investment	—	(997)	(470)	(997)
Net loss	$(76,828)	$(57,458)	$(217,813)	$(154,432)
Net loss per share - basic and diluted	$(0.96)	$(1.01)	$(2.82)	$(2.81)
Weighted-average shares - basic and diluted	80,091	56,808	77,173	55,003

BALANCE SHEET DATA:	September 30, 2024	December 31, 2023

Cash, cash equivalents and investments	$862,668	$558,555
Working capital	$824,025	$530,211
Total assets	$937,374	$635,353
Total liabilities	$104,394	$96,247
Accumulated deficit	$(871,515)	$(653,702)
Total stockholders’ equity	$832,980	$539,106

Investors:
Gayathri Diwakar

Head of Investor Relations

gdiwakar@crinetics.com

(858) 345-6340

Media:

Natalie Badillo

Head of Corporate Communications

nbadillo@crinetics.com

(858) 345-6075